                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                         ELCO INDUSTRIES, INC.
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                         ELCO INDUSTRIES, INC.
                -----------------------------------------
                (Name of Person(s) Filing Proxy Statment)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
        _______________________________________________________________

    2) Aggregate number of securities to which transaction applies:
       ________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
       ________________________________________________________________

    4) Proposed maximum aggregate value of transaction:
       ________________________________________________________________

    _/ Set forth the amount on which the filing fee is calculated and state how it was determined

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       ___________________________

    2) Form, Schedule or Registration Statement No.:
       _____________________________________________

    3) Filing Party:
       _____________________________________________

    4) Date Filed:
       _________________________

ELCO INDUSTRIES, INC.
1111 SAMUELSON ROAD
P.O. BOX 7009
ROCKFORD, IL  61125-7009

John C. Lutz
President
Chief Executive Officer

September 30, 1994

Fellow Stockholder:

You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Elco Industries, Inc. on Friday, November 4, 1994, at 7:30 p.m., Rockford, Illinois time, at the University of Illinois-College of Medicine Auditorium, 1601 Parkview Avenue, Rockford, Illinois. The formal Notice of Meeting and Proxy Statement accompanying this letter describe the business to be acted upon.

Enclosed with these materials is our Annual Report for the year ended June 30, 1994.

Please sign and return your proxy card now whether you plan to attend the meeting or not.

Sincerely,

John C. Lutz
John C. Lutz
President
Chief Executive Officer

ELCO INDUSTRIES, INC.
1111 Samuelson Road
P.O. Box 7009
Rockford, Illinois 61125


                                Notice of
                       Annual Meeting of Stockholders
                        To Be Held November 4, 1994


TO THE STOCKHOLDERS OF ELCO INDUSTRIES, INC.

The Annual Meeting of the Stockholders of Elco Industries, Inc., a Delaware corporation, will be held at the University of Illinois-College of Medicine Auditorium, 1601 Parkview Avenue, Rockford, Illinois on Friday, November 4, 1994, at 7:30 P.M. Rockford, Illinois time, for the purpose of considering and taking action on the following matters:

     1. The election of three Class 3 directors to serve for a term of three years.

     2. Such other or further business as may properly come before the meeting.

The close of business on September 6, 1994, is the record date fixed for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

Stockholders who, for any reason, do not expect to be present at the meeting are respectfully urged to date, sign and return the enclosed proxy in the envelope supplied herewith for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you revoke the same and attend the meeting.


                                 By Order of the Board of Directors

                                 Kenneth L. Heal
                                 Secretary

Rockford, Illinois
September 30, 1994

                        ELCO INDUSTRIES, INC.
                          1111 Samuelson Road
                            P.O. Box 7009
                        Rockford, Illinois 61125

                          Proxy Statement For
                     Annual Meeting of Stockholders
                      To Be Held November 4, 1994

SOLICITATION AND VOTING RIGHTS

The accompanying proxy is solicited by the Board of Directors of Elco Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of its Stockholders on November 4, 1994. Such proxies, properly signed and received by the Secretary prior to the meeting and not revoked, will be voted. To revoke this proxy the signer thereof must deliver written notice of revocation to the Secretary before the proxy has been voted pursuant to the authority therein set forth. A stockholder who has returned a proxy, but who desires to vote in person at the meeting, must deliver written notice of revocation to the Secretary before the proxy has been voted. The cost of soliciting proxies and of the mailing to stockholders of the notice of meeting, proxy statement, proxy form and Annual Report will be borne by the Company. The Annual Report is not part of the proxy solicitation materials.

As of September 6, 1994, the Company had 4,887,337 shares of Common Stock outstanding, and each of such shares is entitled to one vote on all matters to be voted upon at the meeting. Only stockholders of record as of the close of business on September 6, 1994, will be entitled to vote. A majority of the outstanding shares of Common Stock represented at such meeting either in person or by proxy and entitled to vote thereat will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. All elections will be decided by a plurality of the votes cast.
Each abstention will be counted as a vote against a nominee.
Broker non-votes will not be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

The following table sets forth as of September 6, 1994, all of the shares of Common Stock of the Company beneficially owned by each person who is known by the Company to own more than 5% thereof.

                    Amount and
  Title          Name and Address          Nature of      Percent
   of                   of                Beneficial        of
  Class          Beneficial Owner          Ownership       Class

 Common       Okabe Company Limited        853,000 (1)     17.5%
  Stock         4-21-15 Mukohjima
                    Sumeda-ku
                  Tokyo, Japan

 Common       Elco Industries, Inc.,       412,070 (2)      8.4%
  Stock    Employee Stock Ownership Plan
             c/o Amcore Trust Company
                   P.O. Box 1537
                Rockford, IL 61110

                               Page 2


 Common            FMR Corp.               332,200 (3)      6.8%
  Stock      82 Devonshire Street
                 Boston, MA 02109

(1) To the Company's knowledge, Okabe has sole voting and investment power with respect to the shares owned.

(2) All of the shares held in the name of the ESOP are allocated to the accounts of the participants. Participants exercise voting power over the shares allocated to their account, but may not, under most circumstances, exercise investment power over the shares until death, disability, retirement or other termination of employment. The Trustee of the ESOP may, at its discretion, vote those shares not voted by participants.

(3) This information is based on the most recent schedule 13-G filed by the named person. FMR Corp. has sole power to dispose or to direct the disposition of the indicated shares. Various persons have voting power and the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the indicated shares.

On June 15, 1994, the Company purchased 135,000 shares of its common stock for $2,497,500 from Okabe Company Limited. The purchase was pursuant to the terms of a share purchase agreement dated as of June 7, 1994, which, in addition to such purchase, provided that if requested by Okabe, the Company would file a registration statement for an underwritten public offering of Okabe's remaining shares no later than September 1,1994 (or as soon thereafter as practicable), Okabe will not solicit offers to buy its remaining shares of the Company in private transactions until the earlier of November 15, 1994 or five business days following the effective date of such registration statement, and Okabe is permitted to sell up to 25,000 of its remaining shares of the Company per month on Nasdaq without first offering such shares to the Company as required by a letter agreement dated June 27, 1989 between the Company and Okabe. Okabe did not request of the Company by September 1, 1994 that a registration statement be filed.

No other stockholder beneficially owns, to the knowledge of the Company, more than 5% of the Company's Common Stock.

Management

The following table sets forth as of September 6, 1994, all of the shares of Common Stock of the Company owned beneficially by all directors, nominees, the five most highly-compensated executive officers and by directors and officers of the Company as a group.

                                                      Amount and
                                                      Nature of
                                                      Beneficial           Percent
Name                                Title of Class     Ownership           Of Class

Robert L. Berner Jr.                  Common Stock      19,141  (3)           .4%
Milton R. Brown                       Common Stock       4,450  (3)           .1%
Carl J. Dargene                       Common Stock      10,811  (2)           .2%
August F. DeLuca                      Common Stock       3,080                .1%
G. Robert Evans                       Common Stock       7,106  (2)           .2%
Derek M. Hasse                        Common Stock      29,847                .6%
Wayne P. Lockwood                     Common Stock      23,511  (2)           .5%
John C. Lutz                          Common Stock       3,513                .1%
John C. Lutz-As trustee
 of the Elco Industries, Inc. Profit
 Sharing and Savings Plan             Common Stock     110,019  (4)          2.3%

                                Page 3

Jack W. Packard                       Common Stock      51,208  (1) (5) (6)  1.1%
James L. Packard                      Common Stock              (6)
David D. Peterson                     Common Stock      17,106  (2) (3)       .4%
James H. Rilott                       Common Stock       4,937  (3)           .1%
Robert H. Rothkopf                    Common Stock       1,715                 *
James R. Stenberg                     Common Stock       3,482                .1%
All directors and
 officers as a group                  Common Stock     293,723  (4)          6.0%
 (15 persons)


* Less than one-tenth of one percent.

(1) Includes 17,344 shares which are beneficially owned by Mr. Packard's wife and with respect to which he disclaims beneficial ownership.

(2) Includes 6,000 shares held in a trust in which Mr. Peterson is co-beneficiary and has shared voting and investment power.

(3) Includes 3,380 shares issued to Mr. Brown, 5,647 shares issued to Messrs. Berner, Dargene and Lockwood, 5,106 shares issued to Messrs. Evans and Peterson and 4,137 shares issued to Mr. Rilott pursuant to a non-employee director stock compensation plan. The shares become vested at twenty percent per year over a five year period from the date of issue. The director receives dividends and exercises voting rights on all shares whether vested or unvested.

(4) These shares are held by the Elco Industries, Inc. Profit Sharing and Savings Plan Trust over which Mr. Lutz and certain other officers share voting and investment power.

(5) Mr. Jack W. Packard has reached the mandatory retirement age and is not being nominated at this meeting.

(6) There is no family relationship between Mr. Jack W. Packard and Mr. James
    L. Packard.

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than six or more than twelve. The number of directors is currently fixed at nine. The directors are currently divided into three classes, with members of each class holding office for staggered three-year terms. At the Annual Meeting, three directors will be elected to serve in Class 3 until the Annual Meeting of Stockholders to be held in 1997 or until their respective successors are duly elected and qualified. Proxies will be voted in a discretionary manner should any nominee be unable to serve. The Company has no reason to believe that any such nominees will be unavailable. The names of and certain information regarding nominees are as follows:


                                 Page 4


NOMINEES FOR CLASS 3 DIRECTORS FOR TERM EXPIRING IN 1997:

                                          Occupation and Employment            First Became
              Name            Age             For Past Five Years               A Director

(3)     Robert L. Berner Jr.  62   Partner, Baker & McKenzie, attorneys at law,    1983
                                   Chicago, Illinois.

(2) (3) Carl J. Dargene       64   President and Chief Executive Officer,          1981
                                   Amcore Financial, Inc., a bank holding
                                   company.

        James L. Packard      53   Chairman, President, Chief Executive Officer,   Nominee
                                   Regal-Beloit Corporation, producer of power
                                   transmission systems and perishable high speed
                                   steel rotary cutting tools.


CLASS 1 DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1995:


(2)     G. Robert Evans       63   Chairman and Chief Executive Officer,           1992
                                   Material Sciences Corporation, a developer and
                                   commercializer of continuously processed,
                                   coated materials technologies, since 1991;
                                   President and Chief Executive Officer,
                                   Corporate Finance Associates Illinois, Inc.,
                                   1990-1991.

(1)     David D. Peterson     62   President and Chief Executive Officer, Baker,   1987
                                   Fentress & Company, a non-diversified
                                   closed-end management investment company,
                                   Chicago, Illinois.

(1) (2) James H. Rilott       57   President, Rockford Calibration Services, an    1989
                                   industrial metrology service, since January
                                   1994; Management Consultant, Anderson
                                   Industries, Inc., a diversified holding
                                   company, 1992-1993; President, Atwood
                                   Industries, Inc., a manufacturer of
                                   automotive components, 1988-1992.


CLASS 2 DIRECTORS FOR TERM EXPIRING IN 1996:


(2)     Milton R. Brown       62  Chairman, President and Chief Executive          1993
                                  Officer of Suntec Industries, Incorporated,
                                  manufacturer of fuel unit components.

(3)     Wayne P. Lockwood     58  Partner, William Blair & Company, investment     1970
                                  bankers, Chicago, Illinois

        John C. Lutz          56  President, Chief Executive Officer, Elco         1991
                                  Industries, Inc. since June 1993; President,
                                  Chief Operating Officer, Elco Industries, Inc.
                                  from March 1991-June 1993; consultant to small
                                  businesses from 1990-February 1991; Vice
                                  President and Division Manager, Barber-Colman
                                  Co., 1985-1989.

                                  Page 5



(1) Member of Compensation Committee.
(2) Member of Audit Committee.
(3) Member of Nominating and Director Affairs Committee.

There is no family relationship among any of the above-named directors.

Mr. Brown serves as a director of Amcore Financial, Inc., CLARCOR and Suntec Industries, Inc.

Mr. Dargene serves as a director of Amcore Financial, Inc., Woodward Governor Company, CLARCOR and Clinton Electronics.

Mr. Evans serves as director of Material Sciences Corporation, Consolidated Freightways, Inc., The Old Second Bancorp, Inc. and Swift Energy Co.

Mr. James L. Packard serves as a director of Regal-Beloit Corporation.

Mr. Peterson serves as a director of Baker, Fentress & Company,
Consolidated-Tomoka Land Co. and American Electronic Components, Inc.

OTHER INFORMATION

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them during the course of the year and prior to each Board meeting, as well as by operating and financial reports made at Board meetings by the Company's executive officers.

The Board of Directors holds four regular meetings during the year and other special meetings as necessary. In addition, there is an organizational meeting following the conclusion of the Annual Meeting of Stockholders. In fiscal 1994, the Board held eight meetings, inclusive of special meetings and the organizational meeting. Each director attended at least 75% of the aggregate number of Board and committee meetings.

The Board of Directors has three standing committees consisting of the Compensation Committee, the Audit Committee and the Nominating and Director Affairs Committee.

The Compensation Committee makes recommendations to the Board with respect to compensation of senior management of the Company. The Compensation Committee met four times in fiscal 1994.

The Audit Committee reviews the objectivity of the Company's financial reporting. It also reviews and makes recommendations regarding the Company's Code of Ethics. It meets with appropriate Company financial personnel and with independent certified public accountants in connection with such reviews. The independent certified public accountants have the opportunity to meet, independent of Company personnel, with the Audit Committee. The Audit Committee met twice in fiscal 1994.

The Nominating and Director Affairs Committee reviews qualifications and makes recommendations of candidates to fill director vacancies and considers and makes recommendations with respect to other director matters. The Nominating and Director Affairs Committee will consider nominees recommended by stockholders in writing to the Company addressed to the Secretary. The Nominating and Director Affairs Committee met twice in fiscal 1994.

Directors who are not employees of the Company receive an annual retainer of $12,000 and fees of $800 for each Board of Directors meeting attended and $750 for each committee meeting attended. Committee chairmen receive $1,500 for each meeting attended. Pursuant to the Company's stock compensation plan for non-employee directors under 60 years of age, the annual retainer is required to be paid primarily in Common Stock of the Company rather than in cash. Non-employee directors over 60 years of age may elect to have the annual retainer paid primarily in Common Stock of the Company rather than in cash. Under the terms of the plan, the Company has issued seven participating directors shares of Common Stock with a value of $60,000, the aggregate of intended annual retainer fees for the five year period beginning October 27, 1989 (one director), October 31, 1991 (three directors), October 30, 1992 (two directors) and October 29, 1993 (one director). The directors' rights to the shares vest over a five year period at the rate of twenty percent per year. However, each director is entitled to receive dividends and exercise voting rights with respect to all shares prior to vesting. Any unvested shares are forfeited if the director ceases to be a director for any reason.

Mr. Jack W. Packard, who retired as Chairman of the Board and Chief Executive Officer of the Company, has declined the annual retainer, meeting and committee fees paid to other non-employee directors.

Under the 1992 Stock Option Plan for Non-Employee Directors, on October 23, 1992, each non-employee director was granted an option to purchase 1,000 shares of the Company's Common Stock at a per share price of $11.75. Thereafter, following each annual meeting each eligible director will automatically be granted additional options of 1,000 shares. The per share exercise price of each option is equal to 100% of the fair market value of Common Stock on the date of grant. Options become vested and exercisable six months from the date of grant. The expiration date of each option is ten
years from the date of grant.   However, the right to exercise an option
terminates six months from the date the optionee ceases to be a member of the Board, unless the optionee dies, in which case the exercise right is extended until the earlier of the second anniversary of the date of death or the expiration of the option.

The Company has borrowed funds from time to time in the ordinary course of business from the Amcore Bank-Rockford of Rockford, Illinois of which Mr. Lutz is a director. Mr. Dargene and Mr. Brown are directors of Amcore Financial, Inc., a bank holding company of which Amcore Bank-Rockford is a part. There were no such borrowings outstanding at June 30, 1994.

Mr. Lockwood is a partner in the investment banking firm of William Blair & Company, Chicago, Illinois, which firm has performed services for the Company during its last fiscal year. William Blair & Company also maintains a market in the Common Stock of the Company and, in connection therewith, may have a long or short position in its trading account. Such position fluctuates and any shares owned are not held for investment.

Mr. Berner is a partner in the law firm of Baker & McKenzie, Chicago, Illinois, which firm has been retained by the Company during its last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. David D. Peterson,
Jack W. Packard and James H. Rilott. Mr. Packard was the Chairman of the Board and Chief Executive Officer of the Company until his retirement as an officer in June 1993. Mr. Packard receives annual benefits of $95,176 under a supplemental benefit agreement. There are no other Committee interlocks or insider participation in decisions of the Compensation Committee; no current Elco officer serves on the committee and no officer serves as a director of a Committee member's employer.

                      COMPENSATION COMMITTEE REPORT

Recommendations regarding the compensation of Company officers are made by the Compensation Committee ("Committee") and approved by the Board of Directors. The Board of Directors neither rejected nor materially modified any Committee recommendations during the year.

POLICY OVERVIEW

The Company's officer compensation program is designed to closely relate total compensation to both long-term and annual corporate performance as well as shareholder return. The objectives are to motivate the Chief Executive and other officers to achieve corporate performance goals and to link officer and shareholder interests through equity-related incentive compensation plans.

The principal elements of the Company's officer compensation program consist of base salary, an annual incentive compensation plan and a three-year Performance Share Plan. The incentive opportunity for the Chief Executive and administrative officers is more heavily weighted by long-term performance while the opportunity for operating officers is more heavily weighted by annual performance. The annual incentive plan compensates officers based on consolidated, operating group and individual objectives established each year. In 1994, the objective for the Chief Executive Officer and the administrative officers was tied to achieving a desired level of operating income. For operating officers, the objectives were tied to achieving desired levels of operating income and return on assets. The Performance Share Plan compensates officers based upon the three-year combination of return on invested capital and Elco stock price appreciation. The Company also has a stock option program which, while applicable to officers, extends to approximately 95 employees. The Company's policies with respect to each of these compensation elements is described below.

SALARY. With assistance from a national firm of compensation consultants, the Company evaluates in detail all key management positions, including officers. The evaluation process includes comparison of Elco base salaries by position to base salaries for comparable positions which are included in the consultant's survey of over 400 bonus-paying industrial companies. The Company believes it competes within this group of companies for executive officers. In general, Elco salaries are established at between 95% and 100% of the median for the Chief Executive and other officers holding comparable positions at comparable companies.

ANNUAL INCENTIVE PLAN. This plan provides an annual cash incentive opportunity based upon performance objectives established each year and are recommended by the Committee to the Board for final approval prior to the start of the performance year.

For 1994, the objective used by the Committee in determining the size of the award for the Chief Executive Officer and the administrative officers was operating income. For operating officers, the objectives were operating income and return on assets. The Committee establishes the target value of an award stated as a percentage of base salary according to the Committee's determination of the officer's ability to influence short-term financial performance. For 1994, the range of this percentage was 10% to 26% with operating officers having a higher percentage than the Chief Executive Officer and administrative officers. The target value for the Chief Executive Officer was 12.5%. The Committee also establishes a minimum threshold level of performance to be achieved before any award can be earned. The Committee also establishes a target level of performance for the fiscal year. Thus, the award to be earned increases proportionately based on increases between the threshold level and the target level and beyond. The value of each award earned is the product of multiplying the award target value by the performance level achieved in excess of the threshold. Awards may not exceed 50% of base salary for the Chief Executive Officer and the administrative officers and may not exceed 65% for the operating officers.

PERFORMANCE SHARE PLAN. The Performance Share Plan ("PSP") provides an incentive opportunity based upon two longer-term corporate factors:
1) three-year cumulative return on invested capital relative to an established target, and exceeding a threshold minimum; and 2) the Elco stock price change from the beginning to the end of the same three-year period.

At the beginning of each three-year period, all officers (including the Chief Executive Officer) are granted target award units, payable at the end of a three-year period if the Company achieves its target return on invested capital. Each officer receives award units equivalent to the dollar value of a percentage of base salary divided by the per share Elco stock price at the beginning of the three-year period. The Compensation Committee has established a range of 14% to 38% of base salary according to the Committee's determination of the officer's ability to influence long-term financial performance with operating officers having a lower percentage and the Chief Executive Officer and administrative officers having a higher percentage.

At the end of each three-year period, each officer is credited with award units equal to the same percentage of target units as the actual three-year return on invested capital exceeding the threshold minimum represented as a percentage of the predetermined range of target return less the threshold minimum. The total dollar value of each PSP award is the product of the credited award units multiplied by the per share Elco stock price at the end of the period. Awards may not exceed 100% of an officer's base salary for the last year of the performance period and are payable in cash and stock as determined by the Compensation Committee.

STOCK OPTIONS. Under the terms of the 1991 Stock Option Plan, which was approved by shareholders, options to purchase Company common stock may be granted to key employees approved by the Compensation Committee. The exercise price of each option is equal to 100% of the fair market value on the date of grant. Except under specific conditions, no granted option may be exercised prior to the fifth anniversary of the grant date.

The Company grants options from time to time to a wide range of key employees (approximately 95 to date) to encourage broad employee stock ownership, rather than using options as a major incentive tool for the Chief Executive Officer and other corporate officers. Accordingly, total options granted through June 30, 1994 have been allocated approximately 25% to all officers as a group, and 75% to all non-officer key managers as a group. In determining the sizes of individual awards, the Committee considers the amount of options already outstanding or previously granted and the aggregate size of the current award to all employees. There were no options granted during fiscal 1994.

                                        David D. Peterson, Chairman
                                        Jack W. Packard
                                        James H. Rilott

                    COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding compensation received during each of the last three years by the Company's Chief Executive Officer and the four other most highly paid executive officers.

                          Summary Compensation Table


                                                             Long-Term Compensation
                                                             ----------------------
                                         Annual Compensation   Awards   Payouts
                                         -------------------   ------   -------
                                                             Securities
                                                             Underlying   LTIP         All Other
                                           Salary    Bonus    Options    Payouts  Compensation (2)(3)
Name & Principal Position        Year        ($)       ($)      (#)        ($)           ($)
- - -------------------------        ----      --------  -------  ---------  -------  --------------------

John C. Lutz                     1994      $268,017  $35,263         0    $43,469      $3,363
 President, Chief Executive      1993      $206,204       $0     2,000         $0      $2,515
 Officer and Director            1992      $181,500       $0         0         $0       -----

Robert H. Rothkopf               1994      $184,994  $50,395         0    $13,719      $3,427
 President of Industrial         1993      $160,331  $10,179     1,400         $0      $2,862
 Products Group                  1992      $137,963       $0         0         $0       -----

August F. DeLuca                 1994      $148,412  $15,733         0    $25,823      $3,181
 Vice President-Finance          1993      $131,113       $0     1,200         $0      $2,366
 and Chief Financial Officer     1992      $119,404       $0         0         $0       -----

James R. Stenberg                1994      $128,671       $0         0     $9,197      $3,845
 President of Home and           1993      $113,206       $0     1,000         $0      $2,990
 Construction Products Group     1992 (1)       N/A      N/A       N/A        N/A         N/A

Derek M. Hasse                   1994      $127,933  $13,563         0    $23,494      $4,764
 Vice President-Administration   1993      $123,546       $0     1,100         $0      $3,847
                                 1992      $106,200       $0         0         $0       -----


(1) Mr. Stenberg was not an executive officer during fiscal year 1992.

(2) Disclosure of All Other Compensation is not required for 1992.

(3) Consists of the following: (a) contributions by the Company to the executives' accounts under the Elco Industries, Inc. Profit Sharing and Savings Plan; (b) contributions by the Company to the executives' accounts under the Elco Industries, Inc. Employee Stock Ownership Plan and (c) premiums related to group term life insurance. The 1994 values of the three components for each executive officer are: Mr. Lutz (a) $711,
    (b) $1,752 and (c) $900; Mr. Rothkopf (a) $768, (b) $1,789 and (c) $870;
    Mr. DeLuca (a) $798, (b) $1,807 and (c) $576; Mr. Hasse (a) $1,262,
    (b) $2,098 and (c) $1,404; and Mr. Stenberg (a) $1,175, (b) $2,044
    and (c) $626.

    Under the Elco Industries, Inc. Profit Sharing and Savings Plan
    (a defined contribution plan), the Company contributed during the fiscal year ended June 30, 1994, 10% of its profits (as defined in the plan) from its Rockford-based operations. The contribution is allocated to individual accounts of eligible employees on the basis of years of service and limited proportionate compensation.

    Under the Elco Industries, Inc. Employee Stock Ownership Plan
    (a defined contribution plan), the Company makes contributions to the plan in the form of Company stock or cash as the Board of Directors, in its sole discretion, determines. The contribution is allocated to the accounts of eligible employees on the basis of years of service and limited proportionate compensation.

OPTIONS

The Company has in effect a stock option plan pursuant to which options to purchase Common Stock of the Company may be granted to key employees of the Company and its subsidiaries, including the above-named executive officers. No stock options were granted in 1994.

The following table provides information with respect to the named executive officers concerning option exercises and unexercised option values as of June 30, 1994.

            Aggregated Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option Values

                                                      Number of               Value of
                                                Securities Underlying        Unexercised
                                                     Unexercised            In-the-Money
                                                  Options at Fiscal       Options at Fiscal
                                                    Year-End (#)           Year-End ($)(1)
                      Shares                     --------------------     -----------------
                   Acquired on        Value         Exercisable/             Exercisable/
Name               Exercise (#)    Realized ($)    Unexercisable            Unexercisable
- - ------------------ ------------    ------------  --------------------     -----------------

John C. Lutz           0               0              0/6,000                 $0/$38,500
Robert H. Rothkopf     0               0              0/4,050                 $0/$24,612
August F. DeLuca       0               0              0/3,550                 $0/$21,587
Derek M. Hasse         0               0              0/3,200                 $0/$19,450
James R. Stenberg      0               0              0/2,800                 $0/$17,000


(1) Computed based upon the difference between the aggregate fair market value and the aggregate exercise price. The closing price for the Company's Common Stock on June 30, 1994 was $17.00.

The following table sets forth information with respect to the named executive officers concerning Performance Share Awards granted during fiscal 1994 pursuant to the Company's Performance Share Plan.


           Long-Term Incentive Plan - Awards in Last Fiscal Year


                                                                      Estimated Future Payouts
                                  Performance or                Under Non-Stock Price-Based Plans
                                   Other Period    ------------------------------------------------------
                   Number of     Until Maturation    Threshold             Target              Maximum
Name               Units (1)        or Payout      (Units) (#) (2)     (Units) (#) (3)    (Units) (#) (4)
- - ------------------ ---------     ----------------  ---------------     ---------------    ---------------

John C. Lutz         8,450        7/1/93-6/30/96         845                8,450              17,333
Robert H. Rothkopf   2,100        7/1/93-6/30/96         210                2,100              12,000
August F. DeLuca     3,625        7/1/93-6/30/96         362                3,625               9,666
Derek M. Hasse       3,125        7/1/93-6/30/96         312                3,125               8,333
James R. Stenberg    1,467        7/1/93-6/30/96         147                1,467               8,386

                                 Page 11

(1) Participation in the 1988 Performance Share Plan is primarily open to executive officers and managers. Under the plan, participants are granted a target incentive award expressed as a percentage of base salary. The dollar value of the award is converted into units based on the then current market value of the Company's common stock. The participant earns the right to receive the monetary value of some or all of these units if the Company meets predetermined performance goals measured over designated periods, except that in the event of a change of control of the Company, all performance periods end and all performance awards are paid as if 100% earned. The Compensation Committee of the Board of Directors approves the target incentive award, establishes the performance goals, establishes performance periods and determines whether earned awards will be paid in cash, shares of stock or a combination thereof. Awards are subject to change depending on the Company meeting predetermined performance goals over the remaining fiscal years within the performance period and the market value of the Company's Common
    Stock at the end of the performance period.

(2) The units shown under the heading "Threshold" are the units that would be earned at the lowest level of performance above the minimum level of performance that must be achieved before any units are earned.

(3) The units shown under the heading "Target" are the units that would be earned at the desired level of performance.

(4) The "Maximum" units payable are calculated by dividing the base salary in the final year of the performance period by the per share price at the beginning of the performance period. Since the base salary in the final year of the performance period is not presently known, the estimate in this column is calculated using current base salary.

RETIREMENT PLANS

Government regulations limit the benefits available to certain employees through retirement plans which qualify for preferential tax treatment. In order to provide a competitive level of retirement benefit (including Social Security) that is comparable for all career employees, the Company has entered into supplemental benefit agreements with Mr. Lutz, Mr. DeLuca and Mr. Hasse. Such arrangements provide fifteen annual payments upon retirement at age 65 of $115,794, $21,600 and $66,000 for Mr. Lutz, Mr. DeLuca and Mr. Hasse, respectively. Payment of benefits (as defined in the plan) is subject to the officers' continued employment by the Company until age sixty-five
(65). In the event of retirement at an earlier or later time, a benefit may be payable in such amount and upon such terms as may be determined by the Board of Directors. In the event of any change in control of the Company while any officer is actively employed and in the event of an officer's termination or discharge as a result of the change of control, the annual benefit indicated above would be payable commencing with such termination or discharge.

The Company also has defined benefit pension plans covering a significant portion of all employees. The plan covering the executive officers other than Mr. Lutz and Mr. Rothkopf has been amended so that benefits are frozen as of December 31, 1988 and no additional benefits accrued after that date. Mr. Lutz and Mr. Rothkopf are not covered by a defined benefit plan. The maximum amount of retirement benefits payable to a participant is 42% of the participant's highest average compensation during any continuous five-year period within the ten years immediately preceding December 31, 1988, reduced by a percentage deduction of the participant's primary social security benefits based upon credited service of the participant. The annual pension benefit payable at normal retirement age for the named and covered executive officers will be as follows: Mr. DeLuca-$552, Mr. Hasse-$15,276 and Mr. Stenberg-$8,592.

                           PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return of the Company's Common Stock with the Nasdaq Stock Market (U.S.) and the S & P Manufacturing Diversified Industries. The comparison assumes
$100 was invested on June 30, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

In 1993, the Company's Performance Graph included a self-constructed peer index consisting of four companies. During the last year, one of those companies sold that portion of its business which was in the same line of business as the Company. Another of the four companies was sold and information is no longer publicly available. In order to provide a more meaningful comparative performance graph to its shareholders, the Company has elected to utilize the S & P Manufacturing Diversified Industries Index as the peer group index.


                 COMPARATIVE FIVE-YEAR CUMULATIVE RETURN

                                           June 30   June 30    June 30    June 30    June 30    June 30
Index                                       1989      1990       1991       1992       1993       1994

Elco Industries, Inc.                       $100       $85        $71        $92       $115       $139
Nasdaq Stock Market (U.S.)                  $100      $108       $114       $137       $172       $173
S & P Manufacturing Diversified Industries  $100      $123       $131       $129       $153       $171

                                   Page 13


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Coopers & Lybrand, L.L.P., has been the Company's principal independent auditors for the last fiscal year. Management expects to select Coopers & Lybrand, L.L.P., to provide auditing service for the fiscal year ending June 30, 1995. The stockholders will not be asked to take any action at the annual meeting regarding this selection.

A representative of Coopers & Lybrand, L.L.P., will be present at the meeting and be given the opportunity to make a statement and to respond to appropriate questions.

SECTION 16 COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the Company's 1994 fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in next year's proxy material, any stockholder proposals to be presented at the Company's 1995 Annual Meeting must be submitted to the Company by June 2, 1995.

OTHER MATTERS

The Company has no knowledge of any matters, other than the election of directors, upon which action is to be taken at the meeting. Should any other matter be properly submitted to the vote of stockholders at the meeting, the persons named in and authorized to vote the proxies will vote them according to their best judgment.


                                       By Order of the Board of Directors

                                       Kenneth L. Heal
                                       Secretary
Rockford, Illinois
September 30, 1994

PROXY                        ELCO INDUSTRIES, INC.                      PROXY

              Annual Meeting of Stockholders - November 4, 1994
  This Proxy is Solicited on Behalf of the Board of Directors of the Company

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 30, 1994, and the 1994 Annual Report to Stockholders, and appoints John C. Lutz and August F. DeLuca, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1994 Annual Meeting of Stockholders of the Company to be held on November 4, 1994 at 7:30 p.m., Rockford, Illinois time, at the University of Illinois-College of Medicine Auditorium, 1601 Parkview Ave., Rockford, Illinois, and any adjournement thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

    The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposals, and for such other matters as may properly come before the meeting as the proxyholders deem advisable.

I plan to attend the meeting:    Yes _____  No _____

      TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
   SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side)

1. Election of Directors:
   Nominees: Robert L. Berner, Jr., Carl J. Dargene and James L. Packard

2. To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournement thereof, according to their discretion and in their discretion.


                                    Dated: __________________________, 1994

Signature(s) ______________________________________________________________
___________________________________________________________________________

Sign exactly as your name(s) appear on the stock certificate. A Corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.